Exhibit (p)

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 1 Eagle Point Enhanced Income Trust (the "Fund" or "EIT") 1. Investment Amount, Investment/Purchase Type and Delivery Instructions Investment amount INVESTMENT TYPE (select one) ☐ Initial Investment ($2,500 minimum investment amount) ☐ Additional Purchase ($500 minimum investment amount) SHARES (select one) ☐ Class B with Selling Commission Waived* *Not all B/Ds are eligible. To confirm eligibility for EIT, call/email your B/D or EIT Call Center ☐ Class B ☐ RIA ☐ Friends & Family (discuss with your BD or EIT contact) DELIVERY INSTRUCTIONS (select one) Please complete an Investor Application and send the Investor Application and funds per the instructions below. *Cash, money order, or counter checks, third party checks and traveler’s checks will NOT be accepted. If a check received from an investor is returned for insufficient funds or otherwise not honored, the Fund, or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by the Fund. The Fund may reject any application, in whole or in part, in its sole discretion. To ensure the fastest possible processing of this Investor Application, all relevant information must be completed. Each application will be accepted or rejected as soon as reasonably possible. However, the Fund has up to 30 days to accept or reject each application from the date the application is received by the Fund’s Processing Agent. Investors will receive a confirmation of their purchase. Custodial accounts, forward Investor Application to the custodian. account investments. ☐ By Wire Transfer: Eagle Point Enhanced Income Trust Attn: SS&C GIDS, Inc. as agent for Eagle Point Enhanced Income Trust ABA: 1010-0069-5 Account Number: 9872747135 Account Name: Eagle Point Enhanced Income Trust FBO: (Insert Investor Name) Send Investor Application by mail or to: EIT@eaglepointcredit.com Fax: 833-864-1287 ☐ Standard Mail: Eagle Point Enhanced Income Trust Attn: SS&C GIDS, Inc. as agent for Eagle Point Enhanced Income Trust P.O. Box 219373 Kansas City, MO 64121-9373 Telephone: 833-360-5520 Fax: 833-864-1287 ☐ Overnight Mail: Eagle Point Enhanced Income Trust Attn: SS&C GIDS, Inc. as agent for Eagle Point Enhanced Income Trust 430 W 7th Street, Suite 219373 Kansas City, MO 64105-1407 Telephone: 833-360-5520 Fax: 833-864-1287 Please indicate below how funds will be delivered. Make checks payable to “Eagle Point Enhanced Income Trust” or to the custodian of record for qualified plan or brokerage

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 2 2. Form of Ownership (select one) NON-QUALIFIED ACCOUNT QUALIFIED PLAN ACCOUNT SINGLE OWNER ☐ Individual ☐ Individual with Transfer on Death* *Requires Transfer on Death form that can be found at www.EPEnhanced.com or by emailing EIT@eaglepointsecurities.com. If Transfer on Death form is not provided, account will be considered individual/joint. ☐ Joint Tenants with Right of Survivorship ☐ Joint Tenants with Transfer on Death* *Requires Transfer on Death form that can be found at [ ] upon request by emailing EIT@eaglepointcredit.com ☐ Community Property ☐ Tenants in Common TRUST ☐ Taxable Trust MINOR ACCOUNT ☐ Uniform Gift to Minors Act State of ☐ Uniform Transfers to Minors State of ☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA* *Beneficial IRA Decedent Name OTHER ACCOUNT ☐ C Corporation ☐ Pension Plan ☐ S Corporation ☐ Profit Sharing Plan ☐ Non-Profit Organization ☐ Disregarded Entity ☐ Partnership ☐ LLC (select one below) ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Other If investor is an entity, please fill in next section with beneficial owner information. 3. Investor Information Section A: Individual and Joint Registrations (includes IRA and Minor Accounts) Investor’s/Minor’s SSN Date of Birth Investor’s/Minor’s Name (first, middle, last) Joint Investor’s/Responsible Person SSN Date of Birth Joint Investor’s/Responsible Person Name (first, middle, last) Account Name if Multiple Owners or Minor

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 3 Section B: Revocable or Grantor Trust Tax Identification Number Date of Trust Trust Title Trustee Social Security Number Date of Birth Additional Trustee (if applicable) Social Security Number Date of Birth Section C: Entity including Statutory Trust Tax Identification Number Entity Name Symbol and Exchange: If not publicly traded, please complete the Certification of Beneficial Ownership (request from B/D or EIT contact) PRIMARY ADDRESS (Cannot be a P.O. box) Street Address (You must include a permanent street address even if your mailing address is a P.O. Box) (city/state) (ZIP) Email Address Phone OPTIONAL MAILING ADDRESS P.O. Box Street Address (city/state) (ZIP) CITIZENSHIP (select one) ☐ U.S. Citizen ☐ Resident Alien ☐ U.S. Citizen Residing Outside USA (country) (country) Join Owner Citizenship (select one if applicable) ☐ U.S. Citizen ☐ Resident Alien ☐ U.S. Citizen Residing Outside USA (country) (country)

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 4 Non-U.S. investors must submit the appropriate IRS Form W-8. 4. Custodian Information (required for IRA accounts and accounts with shares held by custodian) Custodian Name Tax ID Number Custodian/Brokerage Acct. Number Street Address (city/state) (ZIP) 5. Distribution Instructions (select one of the following three options) ☐Reinvest in Eagle Point Enhanced Income Trust (Refer to the prospectus for terms of the Distribution Reinvestment Plan) If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of the Fund, and you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker dealer, financial advisor or investment advisor in writing of the change and to terminate your participation in the Distribution Reinvestment Plan. ☐ Electronic Deposit*: *Attach a voided check or instructions from your financial institution. (A deposit ticket does not contain the required ACH information. Wires generally reserved for brokerage and custodial accounts) ☐ Checking ☐ Savings ☐ Brokerage or Custodial Account (required for retirement accounts) Name of Financial Institution ABA Routing Number (not required for custodial accounts) Account Number (not required for custodial accounts) The Fund is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Fund is notified otherwise in writing. If the Fund erroneously deposits funds into the account, the Fund is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. ☐ Mail a Check to (checks will not be sent to brokerage accounts): ☐ Primary Address ☐ Optional Address ☐ Custodian (required for retirement accounts)

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 5 6. Electronic Delivery Form (optional) By signing below, I (we) confirm that, to the extent possible, I (we) would like to receive stockholder communications electronically (including, but not limited to, proxy materials, annual and quarterly reports, investor communications, account statements, tax forms and other required reports) and consent to stop delivery of the paper versions. I (we) acknowledge that I (we) will not receive paper copies of stockholder communications unless (i) I (we) change or revoke my (our) election at any time by notifying the Fund at the number below, (ii) my (our) consent is terminated by an invalid email address; or (iii) I (we) specifically request a paper copy of a particular stockholder communication, which I (we) have the right to do at any time. I (we) further agree that by consenting to electronic delivery for one product, the delivery preferences for my other investment products or share classes serviced by [ ] will also be affected and changed to electronic delivery. I (we) have provided a valid email address and if that email address changes, I (we) will send a notice of the new address by contacting Eagle Point Enhanced Income Trust's Call Center. I (we) understand that any changes to my (our) election may take up to 30 days to take effect and that I (we) have the right to request a paper copy of any electronic communication by contacting Eagle Point Enhanced Income Trust's Call Center. The electronic delivery service is free; however, I (we) may incur certain costs, such as usage charges from an Internet service provider, printing costs, software download costs or other costs associated with access to electronic communications. I (we) understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I (we) understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Signature of Investor/Trustee OR Custodian Date (mm/dd/yyyy) Email Address (please print) Signature of Joint Investor/Trustee OR Custodian Date (mm/dd/yyyy)

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 6 7. Important Rights, Certifications, Authorizations and Financial Representations In order to induce the Fund to accept this application, I (we) hereby represent and warrant as follows*: * A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s). Each investor must initial the following representations: Primary Investor Initials Joint Investor Initials a) I/we have received the prospectus (as amended or supplemented). b) I (we) acknowledge that shares of this offering are illiquid and appropriate only as a long-term investment: c) I (we) represent that I am (we are) either purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) a trustee or authorized agent, I (we) have due authority to execute this investor application and do hereby legally bind the trust or other entity of which I am (we are) trustee or authorized agent: Substitute IRS Form W-9 Certification: Under penalties of perjury, I certify that: (1) (2) (3) (4) The number shown on this investor application is my correct taxpayer identification number; and I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions); and I certify I am not subject to FATCA withholding. CERTIFICATION INSTRUCTIONS YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. By signing below, you also acknowledge: • You should not expect to be able to sell your shares regardless of how we perform. • The Fund may, but is not required to, offer to repurchase a limited number of shares and/or you may be able to sell your shares. In either case it is possible you will receive less than your initial purchase price. • Our shares are not listed on any securities exchange and we do not expect a secondary market in the shares to develop.

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 7 • You should consider that you may not have access to the money you invest for an indefinite period of time. • Because you will be unable to sell your shares (except pursuant to any periodic Fund repurchases), you may be unable to reduce your exposure in any market downturn. • The Fund may pay distributions from sources other than earnings which may affect future distributions. • The amount of distributions, if any, are uncertain and at the discretion of the Fund’s board of trustees. • An investment in our shares is not suitable for you if you need short-term liquidity. • Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses. • Our distributions to stockholders may be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to our investment adviser. Significant portions of these distributions may not be based on our investment performance and such waivers and reimbursements may not continue in the future. The repayment of any amounts owed will reduce our net investment income, which may result in reduced future distributions to which you would otherwise be entitled. Each investor must sign: (Custodians must sign on a custodial account) 8. Financial Advisor or Investor Representative Information The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors’ prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus and related amendments and supplements, if any, to such investor(s); and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s) and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS INVESTOR APPLICATION AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. I understand this Investment Application is for the offering of Eagle Point Enhanced Income Trust. Signature of Investor Date (mm/dd/yyyy) Signature of Financial Advisor/Investor Representative Date (mm/dd/yyyy) Signature of Broker Dealer / Investor Representative Home Office (if required) Date (mm/dd/yyyy) Signature of Joint Owner (if applicable) Date (mm/dd/yyyy)

Eagle Point Enhanced Income Trust Investor Application Eagle Point Enhanced Income Trust Telephone 1-203-340-8560 • Fax 833-864-1287 • Email EIT@eaglepointcredit.com 8 Fax Email Address 8. Financial Advisor or Investor Representative Information Cell Phone The financial advisor or investor representative (each, an “Investor Representative”) signing below hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence or is exempt from such licensing. Name of Participating Broker/Dealer or Financial Institution Name of Financial Advisor(s)/Investor Representative(s) Branch ID Rep/Advisor Number/Team ID Mailing Address (street) (city/state) (ZIP) Office Telephone 9. Custodial Signature (Custodians Must Sign for Custodial Account) Signature of Custodian Date (mm/dd/yyyy)